Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
August 24, 2006

Dialog Group, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 000-30294

Delaware	87-0394290
(State or other jurisdiction of incorporation or organization )	(I.R.S. Employer Identification No.)

Twelfth Floor, 257 Park Avenue South, New York, NY 10010
(Address of Principal Executive Offices)

212-254-1917
(Registrant's Telephone number, including area code)

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Item 3.03 Material Modification to Rights of Security Holders.

At its annual meeting of shareholders held on August 24, 2006, the Registrant’s shareholders, including a majority of all the class E preferred shares outstanding, approved a modification of the rights of the holders of the class E preferred stock. Prior to the changes, each share of class E preferred stock received a dividend of $400 per quarter and was convertible into 83,333 old shares of common stock. As the result of the shareholders vote at the meeting, after September 30, 2006 no further dividends will be paid and, effective September 1, 2006, each share shall be convertible into 10,000 new shares of common stock. (See Item 8.01 - Other Events for a discussion of the common stock one for one hundred consolidation.)

Section 8 - Other Events

Item 8.01 Other Events.

At its annual meeting of shareholders held on August 24, 2006, the Registrant’s shareholders approved a one for one hundred consolidation of the Registrant’s common stock. The expected effective date is September 1, 2006.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)   The Financial Statements of business acquired.

Not Applicable

(b)   Pro forma financial statements.

Not Applicable

(c)	Exhibits:

Exhibit Number	Description of Exhibit
3(i)10	Certificate of Amendment of Restated Certificate of Incorporation
4.6	Second Amended and Restated Certificate of Designation pertaining to the Class E Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOG GROUP, INC.

Date: August 28, 2006	By:	/s/ Peter DeCrescenzo
Peter V. DeCrescenzo, President & CEO

INDEX TO EXHIBITS

Exhibit Number	Page Number	Description
3(i)10	E - 1	Certificate of Amendment of Restated Certificate of Incorporation
4.6	E -YY	Second Amended and Restated Certificate of Designation pertaining to the Class E Preferred Stock